Exhibit 99.1
L A Z A R D

For immediate release

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Michael J. Castellano, +1 212 632 8262
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +1 44 207 187 2305	Jean Greene, +1 212 632 1905
richard.creswell@lazard.com	investorrelations@lazard.com

LAZARD COMPLETES SENIOR NOTES EXCHANGE OFFER

NEW YORK, August 17, 2007 – Lazard Ltd (NYSE:LAZ) announced today that its subsidiary Lazard Group LLC has successfully completed its offer to exchange an aggregate principal amount of up to $600 million of its outstanding 6.85% Senior Notes due 2017 (the “Old Notes”) for an equal aggregate principal amount of its 6.85% Senior Notes due 2017 registered under the Securities Act of 1933, as amended (the “Exchange Notes”).  The Old Notes were originally issued on June 21, 2007 in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended.

The exchange offer expired at 5:00 p.m., New York time, on August 16, 2007. Over 99% of Lazard Group’s Old Notes were tendered and accepted in the exchange offer.  The Exchange Notes are substantially identical to the Old Notes, except that the Exchange Notes have been registered under the Securities Act and, as a result, the transfer restrictions and registration rights provisions applicable to the Old Notes do not apply to the Exchange Notes.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 32 cities across 16 countries in North America, Europe, Asia, Australia and South America.  With origins dating back to 1848, the firm provides advice on mergers and acquisitions, restructuring and capital raising, as well as asset management services to corporations, partnerships, institutions, governments, and individuals.  For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements”. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors”, and also disclosed from time to time in reports on Forms 10-Q and 8-K including the following:
• A decline in general economic conditions or the global financial markets;
• Losses caused by financial or other problems experienced by third parties;
• Losses due to unidentified or unanticipated risks;
• A lack of liquidity, i.e., ready access to funds, for use in our businesses; and
• Competitive pressure.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.